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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 (File No.
333-    ) of our reports dated February 23, 1996, on our audits of the consolidated financial statements as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, and the financial statement schedule of Transcrypt International, Inc. We also consent to the reference of our firm under the caption "Experts."


                                        COOPERS & LYBRAND L.L.P.


Lincoln, Nebraska
October 17, 1996